EXHIBIT 11

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                    Income from Continuing Operations
                                -----------------------------------------
                                Three Months Ended    Nine Months Ended
                                   September 30,        September 30,
                                -------------------   -------------------
                                  1995       1994       1995      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F4>  Equivalent Share (a):
---------------------------
Reported Income                 $ 5,708    $ 3,210    $16,398   $10,875
                                ========   ========   ========   =======
Average number of shares
  used to compute earnings
  per common share                9,866      9,867      9,866     9,846

Effect of unexercised
  stock options                      55         63         44        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,921      9,930      9,910     9,908
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.58    $  0.32    $  1.65   $  1.10
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F4>  Full Dilution (a):
---------------------------
Reported Income                 $ 5,708    $ 3,210    $16,398   $10,875
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,866      9,867      9,866     9,846

Effect of unexercised
  stock options                      62         68         62        76
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,928      9,935      9,928     9,922
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.57    $  0.32    $  1.65   $  1.10
                                ========   ========   ========  ========
-------------------

<F4>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 1
                               Page 15 of 16
                                                                EXHIBIT 11
                                                               (continued)

                CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                     COMPUTATION OF PER SHARE EARNINGS
                   (in thousands except per share data)

                                                Net Income
                                -----------------------------------------
                                 Three Months Ended    Nine Months Ended
                                    September 30,        September 30,
                                --------------------  ------------------
                                  1995       1994       1995      1994
                                --------   --------   --------  -------
Computation of Earnings Per
  Common and Common
<F5>  Equivalent Share (a):
---------------------------
Reported Income                 $ 7,550    $ 5,094    $19,141   $18,788
                                ========    ========  ========  ========
Average number of shares
  used to compute earnings
  per common share                9,866      9,867      9,866     9,846

Effect of unexercised
  stock options                      55         63         44        62
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share                9,921      9,930      9,910     9,908
                                ========   ========   ========  ========
Earnings per common and
  common equivalent share       $  0.76    $  0.51    $  1.93   $  1.90
                                ========   ========   ========  ========

Computation of Earnings Per
  Common Share Assuming
<F5>  Full Dilution (a):
---------------------------
Reported Income                 $ 7,550    $ 5,094    $19,141   $18,788
                                ========   ========   ========  ========
Average number of shares
  used to compute earnings
  per common share                9,866      9,867      9,866     9,846

Effect of unexercised
  stock options                      62         68         62        76
                                --------   --------   --------  --------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                   9,928      9,935      9,928     9,922
                                ========   ========   ========  ========
Earnings per common share
  assuming full dilution        $  0.76    $  0.51    $  1.93   $  1.89
                                ========   ========   ========  ========
--------------------

<F5>
(a)  This calculation is submitted in accordance with Regulation S-K Item 601
     (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                   E - 2
                               Page 16 of 16